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                                                                    EXHIBIT 10.7

                                FIRST AMENDMENT
                                     TO THE
                 1996 INCENTIVE PLAN FOR OFFICERS AND DIRECTORS
                               OF PROVIDENT BANK



     WHEREAS, Provident Bank ("Bank") adopted the 1996 Incentive Plan for Officers and Directors, effective January 1, 1996 (the "Plan"); and

     WHEREAS, Section 12.1 of the Plan permits the Plan to be amended from time to time.

     WHEREAS, the Plan has been operated pursuant to certain amendments which the Board hereby desires to formalize.

     NOW THEREFORE, BE IT RESOLVED, that the amendments to the Plan, effective as of January 1, 1996, shall be formalized, in accordance with tbe following:

1.   Section 6.3 of the Plan shall be amended to read as follows:

     "6.3 Notwithstanding the intention to have an equal payment pool available for the Director Participants in the aggregate, and the Officer Participants in the aggregate, the maximum amount that may be credited on behalf of and paid to a Director Participant for the Initial Cycle shall be the sum of one hundred percent (100%) of his annual retainer fee (up to a maximum of $12,000 per year) for each year of the cycle."

2.   Section 6.6 of the Plan shall be amended to read as follows:

     "6.6 In order to have any amount paid or credited with respect to a year in the Initial Cycle and to be classified as an "eligible" Officer Participant or eligible "Director Participant" during each year or with respect to amounts credited and accrued to the final year of the Initial Cycle, an Officer Participant or Director Participant must generally be employed by Provident or be a member of its Board, as the case may be, on the last day (i.e., September
30) of each year during the Initial Cycle. Any amounts forfeited under the Plan due to a Participant not being employed by Provident or not being a member of its Board, as the case may be, on the last day of a cycle will not be reallocated to the other Participants and will therefore reduce the payments required to be made by Provident under the Plan. If the Initial Cycle, or any subsequent cycle, is prematurely closed, as contemplated by Section 10.1, then a Participant must be employed on the day such cycle is closed in order to have an amount paid or credited for such year in which the cycle is closed."

3.   Section 9.1 of the Plan shall be amended to read as follows:

     "9.1 Any amount credited to a Participant for each year during the Initial Cycle shall be paid to him no later than November 29, 1999, provided, however, that one-half of the amount earned during each of the first two years of the Initial Cycle shall be paid at the end of each such year. Any
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amount credited to a Participant for any subsequent cycle shall be paid to him within sixty (60) days of the end of such cycle."

4.   Section 10.1 of the Plan shall be amended to read as follows:

     "10.1 In the event of a "Sale or Public Offering" of Provident as hereinafter defined, the then current cycle shall be prematurely closed and each eligible Participant employed with Provident or serving on its Board on the effective date of the Sale or Public Offering shall receive the maximum benefit to which the Participant would have been entitled if the goals for such year had been obtained. For example, if a Sale or Public Offering occurs and the Initial Cycle is closed in the second year of the cycle, the Participant will be deemed to have attained the goals for the second year of the Initial Cycle. If the Participant had previously attained the goal for the first year of the Initial Cycle then the participant would be entitled to receive two-thirds of the maximum amount available to him under the Plan, reduced by any amounts previously paid to the Participant. Similarly, if a sale or Public Offering occurs in the third year of the Initial Cycle, the Participant will be deemed to have attained the goals for the third year of the Initial Cycle and will be entitled to payment of all amounts to which he would be entitled upon attainment of such goal, reduced by any amounts previously paid to the Participant.

5.   In all other respects the Plan shall remain in full force and effect.

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                          PROVIDENT SAVINGS BANK, F.A.

                 1996 INCENTIVE PLAN FOR OFFICERS AND DIRECTORS
                 ----------------------------------------------



1  PURPOSE AND EFFECTIVE DATE

     1.1 The Provident Savings Bank, F.A. 1996 Incentive Plan for Officers and Directors (the "Plan") is intended to (i) reinforce organizational and business development goals of Provident Savings Bank, F.A. ("Provident"); (ii) promote the achievement of year-to-year and long-range financial and other business objectives such as high quality of service and product and improved productivity and efficiencies for the benefit of our customers' satisfaction: and (iii) reward the performance of officers and non-employee directors in fulfilling their personal responsibilities for achievement and for helping Provident achieve its objectives.

     1.2  The Plan shall be effective as of October 1, 1996.

2.   ADMINISTRATION

     2.1 The Plan shall be administered by the Board or by a Committee designated by it.

     2.2 The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purposes of the Plan, including such rules and procedures as are appropriate for the maintenance and operation of any additional cycle(s) beyond the Initial Cycle provided for in Section 3.1 hereof. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined in the sole discretion of the Board, and any such determination shall be final and binding on all persons. All determinations of the Board shall be made by a majority of its members at a meeting duly called pursuant to the provisions of the Bylaws of Provident. The Board may delegate to one or more of its members or to one or more agents or Committees such administrative duties as it may deem advisable.

     2.3 All costs and expenses involved in administering the Plan shall be borne by Provident.

3.   TERM

     3.1 The Plan shall consist of an initial cycle of three years commencing on October 1, 1996 and continuing through September 30, 1999 (the "Initial Cycle") and such additional cycle(s), if any, of three years each or such other lengths as may be designated by the Board in its discretion.
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4.   ELIGIBILITY AND PARTICIPATION

     4.1 All nonemployee members of the Board of Directors (the "Board") of Provident on September 30, 1996 shall be eligible to participate in the Plan as of its effective date. Such individuals shall hereinafter be referred to as the "Director Participants".

     4.2 Provident's Human Resources Committee shall propose to the Board those officers who shall be eligible to participate in the Plan as of its effective date and at any time in the future. The Board shall have final authority to designate the officers who shall be eligible to participate in the Plan. Such designated officers may but need not be individuals who were initially proposed for participation by the Human Resources Committee to the Board. Such designated individuals shall hereinafter be referred to as the "Officer Participants".

     4.3 To the extent appropriate throughout the Plan, Director Participants and Officer Participants shall be referred to individually, as a "Participant" and collectively, as "Participants".

5.   CREDITING OF AMOUNTS UNDER THE PLAN

     5.1  As set forth in Exhibit "A" attached hereto.

6.   ALLOCATION OF AMOUNT CREDITED AMONG PARTICIPANTS

     6.1 Subject to the limitations contained in Sections 6.2 and 6.3 below, the maximum amount payable to the Officer Participants in the aggregate for the Initial Cycle, and the Director Participants in the aggregate for the Initial Cycle, shall be the same.

     6.2 Notwithstanding the intention to have an equal payment pool available for the Officer Participants in the aggregate, and the Director Participants in the aggregate, the maximum amount that may be credited on behalf of and paid to an Officer Participant for the Initial Cycle shall be thirty percent (30%) of his average base salary from Provident during the Initial Cycle .

     6.3 Notwithstanding the intention to have an equal payment pool available for the Director Participants in the aggregate, and the Officer Participants in the aggregate, the maximum amount that may be credited on behalf of and paid to a Director Participant for the Initial Cycle shall be the sum of ninety percent (90%) of his annual retainer fee for each year of the cycle.

     6.4 Any amounts credited to Officer Participants for the Initial Cycle shall be allocated among the eligible Officer Participants in direct proportion to their relative compensation levels.

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     6.5  Any amounts credited to Director Participants for the Initial Cycle shall be allocated in an equal amount to each eligible Director Participant.

     6.6 In order to have any amount credited on his behalf for the Initial Cycle and to be classified as an "eligible" Officer Participant or "eligible" Director Participant, an Officer Participant or Director Participant must generally be employed by Provident or be a member of its Board, as the case may be, on the last day of the Initial Cycle. Any amounts forfeited under the Plan due to a Participant not being employed by Provident or not being a member of its Board, as the case may be, on the last day of a cycle will not be reallocated to the other Participants and will therefore reduce the payments required to be made by Provident under the Plan.

7.   TERMINATION WITHOUT CAUSE, DISABILITY AND DEATH

     7.1 In the event an Officer Participant or Director Participant is terminated without "cause" as hereinafter defined, or as a result of his total and permanent disability, such Officer Participant or Director Participant shall be entitled to a pro-rata share of the amount, if any, he would have otherwise been entitled to receive had employment or service on the Board continued through the last day of the cycle. Such amount shall be paid to the terminated Participant or his duly authorized representative at such time when payments are made to other eligible Participants for the cycle in which termination occurred.

     7.2  For purposes of the Plan, "cause" shall include, without limitation,
(a) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; (b) the willful commission of an act that causes or may cause substantial damage to Provident; (c) the commission of an act of fraud in the performance of duty on behalf of Provident;
(d) the conviction for commission of a felony in connection with the performance of duty on behalf of Provident; (e) the failure to perform the duties of his position after written notice thereof and a reasonable opportunity to cure such failure has been given; or (f) excessive use of alcohol or controlled substances which impair or interfere with the ability of a participant to perform his duties after written notice thereof and a reasonable opportunity to cure have been given.

    7.3 In the event a Participant dies during a cycle and in the absence of his employment or service on the Board having previously been terminated, in the Board's discretion there shall be paid to the Participant's estate a pro-rata share of the amount the Participant would have received had he remained employed with Provident or remained as a Board member through the last day of the cycle. In such event, such amount shall be paid to the duly authorized representative of the deceased Participant at such time when payments are made to the other eligible Participants for the cycle in which the Participant died.

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8.   ADDITIONAL TERMINATION AND SUSPENSION PROVISIONS

     8.1 If a Participant is suspended and/or temporarily prohibited from participating in the conduct of Provident's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818(e)(3) and (g)(1)), all obligations of Provident with respect to such Participant under this Plan shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Provident may in its discretion (i) pay the Participant all of the compensation withheld while Provident's obligations under this Plan were suspended and (ii) reinstate (in whole) any of Provident's obligations which were suspended, and in exercising such discretion, Provident shall consider the facts and make a decision promptly following such dismissal of charges and act in good faith in deciding whether to pay any withheld compensation to the Participant and to reinstate any suspended obligations.

     8.2 If a Participant is removed and/or permanently prohibited from participating in the conduct of Provident's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818(e)(4) or (g)(l)), all obligations of Provident under this Plan shall terminate as of the effective date of the order, but vested rights of the Participants shall not be affected.

     8.3 If Provident is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813(x)(1)), all obligations under this Plan shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

     8.4 All obligations under this Plan shall be terminated, except to the extent determined that continuation of this Plan is necessary for the continued operation of Provident, (i) by the Director of the OTS (the "Director") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of Provident under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Provident or when Provident is determined by the Director to be in an unsafe or unsound condition. Any rights of the Participants that have already vested, however, shall not be affected by such action.

     8.5 If any regulation applicable to Provident shall hereafter be adopted, amended or modified, or if any new regulation applicable to Provident and effective after the date of this Plan.

          (a) shall require the inclusion in this Plan of a provision not presently included in this Plan, then the foregoing provisions of this Section 8 shall be deemed amended to the extent necessary to give effect in this Plan to any such amended, modified or new regulation: and

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          (b) shall permit the exclusion of a limitation in this Plan on the payment to any Participant of an amount or benefit provided for presently in this Plan, then the foregoing provisions of this Section 8 shall be deemed amended to the extent permissible to exclude from this Plan any such limitation previously required to be included in this Plan by a regulation prior to its amendment, modification or repeal.

9.   TIME OF PAYMENT

     9.1 Any amount credited to a Participant for the Initial Cycle shall be paid to him by November 29, 1999. Any amount credited to a Participant for any subsequent cycle shall be paid to him within sixty (60) days of the end of such cycle.

10.  SALE OR PUBLIC OFFERING

     10.1 In the event of a "Sale or Public Offering" of Provident as hereinafter defined, the then current cycle shall be prematurely closed and each eligible Participant employed with Provident or serving on its Board on the effective date of the Sale or Public Offering shall receive a pro-rata portion of the maximum amount he could have otherwise received for the entire cycle in the absence of a Sale or Public Offering.

     10.2  For purposes of this Plan, a "Sale or Public Offering" shall mean
(a) a sale of shares by Provident in an offering of shares registered with the Securities and Exchange Commission, (b) the consolidation or merger of Provident with another bank (other than with an affiliate of Provident) (c) the sale of all or substantially all of the property or assets (as determined at the time of such sale, without regard to any prior sales or series of sales) of
(i) Provident, or (ii) all of the Significant subsidiaries (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Provident, or (d) the acquisition of more than fifty percent (50%) of the total combined voting power of all classes of stock of Provident normally entitled to vote for the election of its directors.

11.  WITHHOLDING TAXES

     11.1 Provident shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, Provident shall have the right to withhold the amount of such taxes from any other sums due or to become due from Provident to any Participant upon such terms and conditions as Provident may prescribe.

12.  AMENDMENT; TERMINATION

     12.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no such action shall adversely impact

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upon the rights of any Participant hereunder in the absence of his prior written consent to such action.

13.  MISCELLANEOUS

     13.1 Nothing in this Plan shall be construed as conferring any right upon any Participant to continuance of employment or as a member of the Board.

     13.2 A Participant's rights and interests under the Plan may not be sold, assigned, transferred, pledged or alienated and any attempted sale, assignment, transfer, pledge or alienation shall be of no effect.

     13.3 This Plan and all rights hereunder shall be construed in accordance with and governed by the procedural and substantive laws of the State of New York.

     13.4 This Plan shall not be construed to require Provident to fund or credit interest on any amount payable under the Plan, to create a trust of any kind or to set aside or earmark any monies or other assets specifically for payments under the Plan.

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                          PROVIDENT SAVINGS BANK, F.A.

                 1996 INCENTIVE PLAN FOR OFFICERS AND DIRECTORS

                                   EXHIBIT A
                                   ---------


     Performance criteria to be inserted in this Exhibit upon determination of such criteria by the Board of Directors and senior management of Provident Savings Bank, F.A.

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